EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of YuMe, Inc. of our report dated April 3, 2013, except for the effects of the reverse stock split described in Note 19, as to which the date is July 24, 2013, relating to the consolidated financial statements of YuMe, Inc., which appears in YuMe, Inc’s Amendment No. 3 to the Registration Statement on Form S-1 (Registration No. 333-189772) filed on August 2, 2013.

/s/ PricewaterhouseCoopers LLP

San Jose, California
August 6, 2013